                                                                    EXHIBIT 4.5


                          AMENDMENT NO. 1 TO INDENTURE


          AMENDMENT NO. 1, dated as of October 11, 1996 ("Amendment No. 1"), to INDENTURE, dated as of December 15, 1994 (the "Original Indenture"), between VIATEL, INC., a Delaware corporation, as Issuer (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee (the "Trustee").

                                    RECITALS

          The Company and the Trustee hereby desire to amend the Original Indenture pursuant to Section 9.01 thereof. Section 9.01 authorizes the Company and the Trustee to amend the Original Indenture without notice to or the consent of the Holders to cure any ambiguity, defect or inconsistency therein.

                   AND THIS AMENDMENT NO. 1 FURTHER WITNESSETH

          For and in consideration of the premises and for the mutual benefit of the parties, it is mutually covenanted and agreed as follows:

          1. Capitalized terms not defined herein shall have the meanings given to them in the Original Indenture.

          2. Section 4.11 of the Original Indenture is hereby amended by deleting the phrase "principal amount" in the first sentence thereof and by substituting, in lieu thereof, the phrase "Accreted Value."

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed, all as of the date first written above.

                                 VIATEL, INC., as Issuer


                                 By: /s/ Sheldon M. Goldman
                                     -------------------------------------
                                     Name:   Sheldon M. Goldman
                                     Title:  Assistant Secretary


                                 UNITED STATES TRUST COMPANY
                                   OF NEW YORK, as Trustee


                                 By: /s/ Louis P. Young
                                     -------------------------------------
                                     Name:   Louis P. Young
                                     Title:  Vice President